EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FOURTH QUARTER 2019 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Net income of $16.1 million; Return on average assets (ROAA) of 1.97%; return on average stockholders' equity (ROAE) of 19.39%; and return on average tangible common equity (ROATCE)(1) of 21.17%
•	C Corp equivalent net income of $15.1 million; C Corp equivalent ROAA of 1.85%; C Corp equivalent ROAE of 18.19%; and C Corp equivalent ROATCE(1) of 19.86%
•	Adjusted C Corp equivalent net income(1) of $14.4 million; adjusted C Corp equivalent ROAA(1) of 1.77%; adjusted C Corp equivalent ROAE(1) of 17.38%; and adjusted C Corp equivalent ROATCE(1) of 18.97%
•	Initial public offering priced on October 10, 2019

(1)   See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below for a discussion of non-GAAP financial measures and reconciliations to GAAP financial measures.

Bloomington, IL, January 30, 2020 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company and State Bank of Lincoln, today reported net income of $16.1 million, or $0.61 diluted earnings per share, for the fourth quarter of 2019. This compares to net income of $17.4 million, or $0.97 diluted earnings per share, for the third quarter of 2019, and net income of $11.9 million, or $0.66 diluted earnings per share, for the fourth quarter of 2018.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “Our 2019 performance is a result of strong execution on the strategies that have made HBT Financial a consistently high performing company.  HBT Financial has an attractive core deposit base, strong capital levels and solid asset quality.  We are pleased to initiate a quarterly cash dividend to enhance the total return we deliver for shareholders.  During 2019, we had continued momentum on our earnings and organic loan growth.  We are pleased to have completed our initial public offering and are well positioned for the future, and we expect to continue to enhance the value of our franchise through both organic and acquisition growth strategies.”

C Corp Equivalent Net Income and Adjusted C Corp Equivalent Net Income

The Company has historically operated as an S Corporation for U.S. federal and state income tax purposes.  Following the completion of the initial public offering during the fourth quarter of 2019, the Company was treated as a C Corporation (“C Corp”) for federal and state income tax purposes. For comparison, the Company reports its C Corp equivalent financial results, which does not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

For the fourth quarter of 2019, the Company reported C Corp equivalent net income of $15.1 million, or $0.58 diluted earnings per share. This compares to C Corp equivalent net income of $13.1 million, or $0.73 diluted earnings per share, for the third quarter of 2019, and C Corp equivalent net income of $9.2 million, or $0.51 diluted earnings per share, for the fourth quarter of 2018.

In addition to reporting C Corp equivalent results, the Company believes adjusted C Corp equivalent results, which adjust for mortgage servicing rights (“MSR”) fair value adjustments, gains (losses) on sales of securities, and certain

HBT Financial, Inc.

non-recurring items, provide investors with additional insight into its operational performance. The Company reported adjusted C Corp equivalent net income of $14.4 million, or $0.55 diluted earnings per share, for the fourth quarter of 2019. This compares to adjusted C Corp equivalent net income of $14.3 million, or $0.80 diluted earnings per share, for the third quarter of 2019, and adjusted C Corp equivalent net income of $10.9 million, or $0.60 diluted earnings per share, for the fourth quarter of 2018 (see "Reconciliation of Non-GAAP Financial Measures" tables).

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2019 was $32.3 million, a decrease of 2.6% from $33.1 million for the third quarter of 2019. The decrease was primarily attributable to a decline in net interest margin, partially offset by an increase in average interest-earning assets.

Relative to the fourth quarter of 2018, net interest income decreased $0.8 million, or 2.4%. The decline was primarily attributable to a lower net interest margin, partially offset by an increase in average interest-earning assets.

Net interest margin for the fourth quarter of 2019 was 4.12%, including 2 basis points attributable to acquired loan discount accretion, compared to 4.31%, including 4 basis points attributable to acquired loan discount accretion, for the third quarter of 2019. The decrease was primarily attributable to a decline in average loan yields, lower average loan balances, and an increase in lower-yielding cash balances.

Relative to the fourth quarter of 2018, net interest margin decreased from 4.29%, including 9 basis points attributable to acquired loan discount accretion, due primarily to lower loan yields and an increase in lower-yielding cash balances.

The increase in lower yielding cash balances during the fourth quarter of 2019 was primarily due to higher balances for a small number of retail deposit accounts.  These funds were mainly invested in lower yielding cash balances, resulting in a $0.2 million increase in net interest income and a 4 basis point reduction in the net interest margin for the quarter.

The Federal Open Market Committee lowered its target federal funds rate for the first time in 11 years on July 31, 2019 and then again in September 2019 and October 2019. The Company expects the cumulative decrease of 75 basis points in the target federal funds rate in 2019 to continue placing downward pressure on its net interest margin in 2020.

Noninterest Income

Noninterest income for the fourth quarter of 2019 was $10.3 million, an increase of 36.3% from $7.6 million for the third quarter of 2019. Fourth quarter 2019 results benefitted from a $0.6 million gain on the fair value adjustment of the MSR asset compared to a negative $0.9 million MSR fair value adjustment in the third quarter of 2019. Gains on foreclosed assets and fees on customer-related interest rate swaps, included in other noninterest income, also contributed to noninterest income growth.

Relative to the fourth quarter of 2018, noninterest income increased 60.8% from $6.4 million. The growth was primarily attributable to lower securities losses, gains on foreclosed assets, and higher other income.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 was $22.0 million, compared with $22.3 million for the third quarter of 2019. The decrease was primarily attributable to lower employee benefits expense, as third quarter of 2019 results included a $0.8 million charge for the supplemental executive retirement plan (SERP) which was terminated in June 2019.  The SERP liability varies inversely with interest rates, therefore there was a $0.4 million credit in the fourth quarter of 2019.  The SERP will be liquidated in June 2020. FDIC insurance expense was lower in the fourth quarter of 2019 due to the application of small bank assessment credits. Other noninterest and occupancy expenses were also lower in the fourth quarter of 2019, but were more than offset by higher salaries, marketing, and furniture and equipment costs.

Relative to the fourth quarter of 2018, noninterest expense decreased 6.4% from $23.4 million. The decrease was primarily due to lower other, FDIC insurance, employee benefits, and occupancy expenses.

HBT Financial, Inc.

Loan Portfolio

Total loans, before allowance for loan losses outstanding were $2.16 billion at December 31, 2019, compared with $2.17 billion at September 30, 2019 and $2.14 billion at December 31, 2018. The $7.2 million decline in loans from September 30, 2019 was primarily due to a $41.2 million reduction in loan participations resulting primarily from the payoff of five loans, offset by organic loan growth primarily in commercial real estate – non-owner occupied and construction and development. The five loan participations that paid off included $22.3 million in commercial and industrial, $4.8 million in CRE – non-owner occupied, $8.8 million in multi-family and $3.6 million in municipal, consumer and other.  Loan participations make up a small portion of the Company’s loan portfolio totaling $71.7 million at December 31, 2019 compared to $112.9 million at September 30, 2019 and $131.4 million at December 31, 2018.

Based on loan trends experienced in 2019 and a healthy loan pipeline, the Company expects low-single digit loan growth in 2020.

Deposits

Total deposits were $2.78 billion at December 31, 2019, compared with $2.70 billion at September 30, 2019, and $2.80 billion at December 31, 2018. The $72.8 million increase in total deposits from September 30, 2019 was broad-based with growth in noninterest-bearing, interest-bearing demand, money market and savings balances more than offsetting a decline in time deposits.

The deposit growth in the fourth quarter of 2019 included approximately $40.2 million in increased balances in a small number of retail deposit accounts. The changes in these accounts included a  $4.2 million increase in non-interest bearing, a  $3.0 million decrease in interest bearing demand, a  $31.1 million increase in money market, and a $8.0 million increase in savings.  The Company expects some outflow in these deposits during the first quarter of 2020.

Asset Quality

Nonperforming loans totaled $19.0 million, or 0.88% of total loans, at December 31, 2019, compared with $19.1 million, or 0.88% of total loans, at September 30, 2019, and $15.9 million, or 0.74% of total loans, at December 31, 2018.

Net charge-offs for the fourth quarter of 2019 were $0.6 million, or 0.11% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $0.1 million for the fourth quarter of 2019, compared with $0.7 million for the third quarter of 2019. The reduction in provision for loan losses was primarily due to a reduction in specific reserves on two credits as a result of improved collateral positions. The Company’s allowance for loan losses was 1.03% of total loans and 117.06% of nonperforming loans at December 31, 2019, compared with 1.05% of total loans and 119.34% of nonperforming loans at September 30, 2019.

Capital

At December 31, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be ‘‘well-capitalized’’, as summarized in the following table:

	December 31,	Well Capitalized
	2019	Regulatory Requirements
Total capital to risk-weighted assets	14.54%	10.00%
Tier 1 capital to risk-weighted assets	13.64%	8.00%
Tier 1 leverage ratio	10.38%	5.00%
Common equity tier 1 capital ratio	12.15%	6.50%
Total stockholders' equity to total assets	10.26%	NA
Tangible common equity to tangible assets (1)	9.49%	NA

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

HBT Financial, Inc.

Completion of Initial Public Offering

On October 10, 2019, the Company priced its initial public offering (the “IPO”), and issued 8,300,000 shares of its common stock at a price to the public of $16.00 per share on October 11, 2019.  On October 29, 2019, the underwriters purchased an additional 1,129,794 shares pursuant to the exercise of their option to purchase additional shares from HBT Financial at the initial public offering price, less underwriting discounts and commissions. In total, HBT sold 9,429,794 shares of common stock in the initial public offering, raising total net proceeds, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company, of approximately $138 million.

On October 22, 2019, the Company paid a $170 million distribution to its pre-IPO stockholders, using the net proceeds of the initial public offering and the proceeds of dividends from Heartland Bank and Trust Company and State Bank of Lincoln.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and State Bank of Lincoln. The banks provide a comprehensive suite of business, commercial, wealth management and retail banking products and services to businesses, families and local governments throughout Central and Northeastern Illinois through 64 branches. As of December 31, 2019, HBT had total assets of $3.2 billion, total loans of $2.2 billion, and total deposits of $2.8 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back nearly 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, adjusted C Corp equivalent net income, adjusted C Corp equivalent return on average assets, adjusted C Corp equivalent return on average stockholders' equity, and adjusted C Corp equivalent return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals, future earnings levels, and future loan growth.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$28,039	$29,308	$29,886	$30,063	$28,625
Federally tax exempt	716	684	736	710	704
Securities:
Taxable	3,559	3,572	3,801	3,922	3,655
Federally tax exempt	1,269	1,395	1,512	1,552	1,670
Interest-bearing deposits in bank	1,003	662	599	687	580
Other interest and dividend income	14	15	16	15	14
Total interest and dividend income	34,600	35,636	36,550	36,949	35,248

INTEREST EXPENSE
Deposits	1,838	2,000	2,111	1,983	1,672
Securities sold under agreements to repurchase	24	17	17	14	16
Borrowings	2	—	4	3	8
Subordinated debentures	460	478	487	497	476
Total interest expense	2,324	2,495	2,619	2,497	2,172
Net interest income	32,276	33,141	33,931	34,452	33,076
PROVISION FOR LOAN LOSSES	138	684	1,806	776	3,906
Net interest income after provision for loan losses	32,138	32,457	32,125	33,676	29,170

NONINTEREST INCOME
Card income	1,952	1,985	1,996	1,832	1,954
Service charges on deposit accounts	2,065	2,111	1,931	1,763	2,078
Wealth management fees	1,911	1,676	1,493	2,047	2,087
Mortgage servicing	801	795	818	729	861
Mortgage servicing rights fair value adjustment	582	(860)	(1,120)	(1,002)	355
Gains on sale of mortgage loans	915	992	660	525	666
Gains (losses) on securities	(47)	(73)	36	79	(2,813)
Gains (losses) on foreclosed assets	808	(20)	169	(17)	(479)
Gains (losses) on other assets	—	(29)	368	605	580
Title insurance activity	—	—	38	129	276
Other noninterest income	1,349	1,005	957	797	864
Total noninterest income	10,336	7,582	7,346	7,487	6,429

NONINTEREST EXPENSE
Salaries	13,006	12,335	11,597	12,407	13,091
Employee benefits	1,250	2,224	4,731	1,359	1,522
Occupancy of bank premises	1,607	1,785	1,638	1,837	1,776
Furniture and equipment	763	545	716	789	693
Data processing	1,547	1,471	1,390	1,162	1,299
Marketing and customer relations	1,036	801	1,103	933	1,125
Amortization of intangible assets	336	335	376	376	390
FDIC insurance	(237)	8	208	219	214
Loan collection and servicing	732	547	612	742	720
Foreclosed assets	151	196	165	164	100
Other noninterest expense	1,759	2,056	2,025	2,224	2,510
Total noninterest expense	21,950	22,303	24,561	22,212	23,440
INCOME BEFORE INCOME TAX EXPENSE	20,524	17,736	14,910	18,951	12,159
INCOME TAX EXPENSE	4,437	299	305	215	239
NET INCOME	$16,087	$17,437	$14,605	$18,736	$11,920

EARNINGS PER SHARE - BASIC	$0.61	$0.97	$0.81	$1.04	$0.66
EARNINGS PER SHARE - DILUTED	$0.61	$0.97	$0.81	$1.04	$0.66
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	26,211,282	18,027,512	18,027,512	18,027,512	18,027,512

C CORP EQUIVALENT INFORMATION
Historical income before income tax expense	$20,524	$17,736	$14,910	$18,951	$12,159
C Corp equivalent income tax expense	5,436	4,614	3,784	4,915	2,965
C Corp equivalent net income	$15,088	$13,122	$11,126	$14,036	$9,194

C CORP EQUIVALENT EARNINGS PER SHARE - BASIC	$0.58	$0.73	$0.62	$0.78	$0.51
C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED	$0.58	$0.73	$0.62	$0.78	$0.51

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
ASSETS
Cash and due from banks	$22,112	$19,969	$17,151	$17,984	$21,343
Interest-bearing deposits with banks	261,859	134,972	124,575	142,518	165,536
Cash and cash equivalents	283,971	154,941	141,726	160,502	186,879

Interest-bearing time deposits with banks	248	248	248	248	248
Securities available-for-sale, at fair value	592,404	618,120	651,967	681,233	679,526
Securities held-to-maturity	88,477	99,861	108,829	116,745	121,715
Equity securities	4,389	4,436	4,030	3,994	3,261
Restricted stock, at cost	2,425	2,425	2,425	2,719	2,719
Loans held for sale	4,531	7,608	5,303	2,496	2,800

Loans, before allowance for loan losses	2,163,826	2,171,014	2,203,096	2,183,322	2,144,257
Allowance for loan losses	(22,299)	(22,761)	(22,542)	(21,013)	(20,509)
Loans, net of allowance for loan losses	2,141,527	2,148,253	2,180,554	2,162,309	2,123,748

Bank premises and equipment, net	53,987	54,105	53,993	54,185	54,736
Bank premises held for sale	121	121	149	208	749
Foreclosed assets	5,099	6,574	9,707	10,151	9,559
Goodwill	23,620	23,620	23,620	23,620	23,620
Core deposit intangible assets, net	4,030	4,366	4,701	5,077	5,453
Mortgage servicing rights, at fair value	8,518	7,936	8,796	9,916	10,918
Investments in unconsolidated subsidiaries	1,165	1,165	1,165	1,165	1,165
Accrued interest receivable	13,951	14,816	14,609	15,256	15,300
Other assets	16,640	18,018	12,338	7,843	7,173
Total assets	$3,245,103	$3,166,613	$3,224,160	$3,257,667	$3,249,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$689,116	$649,316	$662,405	$661,527	$664,876
Interest-bearing	2,087,739	2,054,742	2,111,363	2,159,916	2,131,094
Total deposits	2,776,855	2,704,058	2,773,768	2,821,443	2,795,970

Securities sold under agreements to repurchase	44,433	32,267	35,646	40,528	46,195
Subordinated debentures	37,583	37,566	37,550	37,533	37,517
Other liabilities	53,314	43,786	37,326	29,570	29,491
Total liabilities	2,912,185	2,817,677	2,884,290	2,929,074	2,909,173

Stockholders' Equity
Common stock	275	181	181	181	181
Surplus	190,524	32,288	32,288	32,288	32,288
Retained earnings	134,287	311,055	302,984	298,131	315,234
Accumulated other comprehensive income (loss)	7,832	8,431	7,436	1,012	(4,288)
Less cost of treasury stock held	—	(3,019)	(3,019)	(3,019)	(3,019)
Total stockholders’ equity	332,918	348,936	339,870	328,593	340,396
Total liabilities and stockholders’ equity	$3,245,103	$3,166,613	$3,224,160	$3,257,667	$3,249,569

SHARE INFORMATION
Ending number shares of common stock outstanding	27,457,306	18,027,512	18,027,512	18,027,512	18,027,512

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
LOANS
Commercial and industrial	$307,175	$340,650	$352,326	$363,918	$360,501
Agricultural and farmland	207,776	205,041	208,923	207,817	209,875
Commercial real estate - owner occupied	231,162	239,805	244,954	250,274	255,074
Commercial real estate - non-owner occupied	579,757	552,262	543,444	556,386	533,910
Multi-family	179,073	191,646	191,734	146,374	135,925
Construction and land development	224,887	210,939	236,902	223,489	237,275
One-to-four family residential	313,580	321,947	323,135	321,224	313,108
Municipal, consumer, and other	120,416	108,724	101,678	113,840	98,589
Total loans, before allowance for loan losses	$2,163,826	$2,171,014	$2,203,096	$2,183,322	$2,144,257

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$689,116	$649,316	$662,405	$661,527	$664,876
Interest-bearing demand	814,639	800,471	815,770	819,313	856,919
Money market	477,765	463,444	472,738	453,117	427,730
Savings	438,927	426,707	428,439	435,353	421,698
Time	356,408	364,120	394,416	452,133	424,747
Total deposits	$2,776,855	$2,704,058	$2,773,768	$2,821,443	$2,795,970

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average		*	Average		*	Average		*
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
	(dollars in thousands)
ASSETS
Loans	$2,162,975	$28,755	5.32%	$2,191,230	$29,992	5.47%	$2,138,839	$29,329	5.48%
Securities	700,441	4,828	2.76%	745,532	4,967	2.67%	812,469	5,325	2.62%
Deposits with banks	265,237	1,003	1.51%	136,635	662	1.94%	132,614	580	1.75%
Other	2,425	14	2.39%	2,425	15	2.37%	2,719	14	2.20%
Total interest-earning assets	3,131,078	$34,600	4.42%	3,075,822	$35,636	4.63%	3,086,641	$35,248	4.57%
Allowance for loan losses	(22,766)			(22,326)			(20,863)
Noninterest-earning assets	152,961			149,146			151,767
Total assets	$3,261,273			$3,202,642			$3,217,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$820,390	$299	0.15%	$812,526	$347	0.17%	$820,754	$414	0.20%
Money market	486,288	481	0.40%	468,139	497	0.42%	426,864	194	0.18%
Savings	434,241	71	0.07%	428,447	70	0.07%	424,011	70	0.07%
Time	359,731	987	1.10%	383,070	1,086	1.13%	432,902	994	0.92%
Total interest-bearing deposits	2,100,650	1,838	0.35%	2,092,182	2,000	0.38%	2,104,531	1,672	0.32%
Securities sold under agreements to repurchase	46,028	24	0.21%	35,757	17	0.19%	49,907	16	0.13%
Borrowings	272	2	2.60%	33	—	2.42%	1,326	8	2.40%
Subordinated debentures	37,577	460	4.90%	37,561	478	5.09%	37,512	476	5.08%
Total interest-bearing liabilities	2,184,527	$2,324	0.43%	2,165,533	$2,495	0.46%	2,193,276	$2,172	0.40%
Noninterest-bearing deposits	699,373			651,085			659,009
Noninterest-bearing liabilities	45,589			37,274			28,146
Total liabilities	2,929,489			2,853,892			2,880,431
Stockholders' Equity	331,784			348,750			337,114
Total liabilities and stockholders’ equity	$3,261,273			$3,202,642			$3,217,545

Net interest income/Net interest margin (3)		$32,276	4.12%		$33,141	4.31%		$33,076	4.29%
Tax-equivalent adjustment (2)		534	0.07%		559	0.07%		641	0.08%
Net interest income (tax-equivalent basis)/Net interest margin (tax-equivalent basis) (1) (2)		$32,810	4.19%		$33,700	4.38%		$33,717	4.37%
Net interest rate spread (4)			3.99%			4.17%			4.17%
Net interest-earning assets (5)	$946,551			$910,289			$893,365
Ratio of interest-earning assets to interest-bearing liabilities	1.43			1.42			1.41
Cost of deposits			0.26%			0.29%			0.24%

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Year Ended
	December 31, 2019			December 31, 2018
	Average			Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
	(dollars in thousands)
ASSETS
Loans	$2,178,897	$120,142	5.51%	$2,131,512	$114,034	5.35%
Securities	759,479	20,582	2.71%	860,804	21,613	2.51%
Deposits with banks	164,986	2,951	1.79%	114,202	1,717	1.50%
Other	2,501	60	2.41%	2,771	68	2.47%
Total interest-earning assets	3,105,863	$143,735	4.63%	3,109,289	$137,432	4.42%
Allowance for loan losses	(21,704)			(20,046)
Noninterest-earning assets	149,227			158,355
Total assets	$3,233,386			$3,247,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$821,480	$1,474	0.18%	$824,910	$1,378	0.17%
Money market	463,233	1,837	0.40%	442,872	685	0.15%
Savings	430,220	278	0.06%	433,661	283	0.07%
Time	396,560	4,343	1.10%	442,569	3,541	0.80%
Total interest-bearing deposits	2,111,493	7,932	0.38%	2,144,012	5,887	0.27%
Securities sold under agreements to repurchase	41,177	72	0.18%	40,725	48	0.12%
Borrowings	351	9	2.60%	14,946	260	1.74%
Subordinated debentures	37,553	1,922	5.12%	37,487	1,795	4.79%
Total interest-bearing liabilities	2,190,574	$9,935	0.45%	2,237,170	$7,990	0.36%
Noninterest-bearing deposits	666,055			653,885
Noninterest-bearing liabilities	35,213			26,329
Total liabilities	2,891,842			2,917,384
Stockholders' Equity	341,544			330,214
Total liabilities and stockholders’ equity	$3,233,386			$3,247,598

Net interest income/Net interest margin (3)		$133,800	4.31%		$129,442	4.16%
Tax-equivalent adjustment (2)		2,309	0.07%		2,661	0.09%
Net interest income (tax-equivalent basis)/Net interest margin (tax-equivalent basis) (1) (2)		$136,109	4.38%		$132,103	4.25%
Net interest rate spread (4)			4.18%			4.06%
Net interest-earning assets (5)	$915,289			$872,119
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.39
Cost of deposits			0.29%			0.21%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.
(2)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$19,019	$18,977	$25,051	13,877	15,876
Past due 90 days or more, still accruing (1)	30	95	2	53	37
Total nonperforming loans	19,049	19,072	25,053	13,930	15,913
Foreclosed assets	5,099	6,574	9,707	10,151	9,559
Total nonperforming assets	$24,148	$25,646	$34,760	$24,081	$25,472

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$10,811	$11,268	$15,985	8,619	10,329
Past due 90 days or more, still accruing	30	95	2	53	37
Total nonperforming loans	10,841	11,363	15,987	8,672	10,366
Foreclosed assets	1,022	1,048	1,510	1,439	1,395
Total nonperforming (originated)	$11,863	$12,411	$17,497	$10,111	$11,761

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$8,208	$7,709	$9,066	$5,258	$5,547
Past due 90 days or more, still accruing (1)	—	—	—	—	—
Total nonperforming loans	8,208	7,709	9,066	5,258	5,547
Foreclosed assets	4,077	5,526	8,197	8,712	8,164
Total nonperforming assets (acquired)	$12,285	$13,235	$17,263	$13,970	$13,711

Allowance for loan losses	$22,299	$22,761	$22,542	$21,013	$20,509
Total loans, before allowance for loan losses	2,163,826	2,171,014	2,203,096	2,183,322	2,144,257
Total loans, before allowance for loan losses (originated) (2)	1,998,496	1,987,265	2,005,250	1,974,840	1,923,859
Total loans, before allowance for loan losses (acquired) (2)	165,330	183,749	197,846	208,482	220,398

CREDIT QUALITY RATIOS
Allowance for loan losses to total loans, before allowance for loan losses	1.03%	1.05%	1.02%	0.96%	0.96%
Allowance for loan losses to nonperforming loans	117.06%	119.34%	89.98%	150.85%	128.88%
Nonperforming loans to total loans, before allowance for loan losses	0.88%	0.88%	1.14%	0.64%	0.74%
Nonperforming assets to total assets	0.74%	0.81%	1.08%	0.74%	0.78%
Nonperforming assets to total loans, before allowance for loan losses and foreclosed assets	1.11%	1.18%	1.57%	1.10%	1.18%

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to total loans, before allowance for loan losses	0.54%	0.57%	0.80%	0.44%	0.54%
Nonperforming assets to total loans, before allowance for loan losses and foreclosed assets	0.59%	0.62%	0.87%	0.51%	0.61%

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to total loans, before allowance for loan losses	4.96%	4.20%	4.58%	2.52%	2.52%
Nonperforming assets to total loans, before allowance for loan losses and foreclosed assets	7.25%	6.99%	8.38%	6.43%	6.00%

HBT Financial, Inc.

(1)

Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $0.1 million, $0.7 million, $0.5 million, $2.5 million, and $2.7 million as of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

(2)

Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs to average loans (originated and acquired), nonperforming loans to total loans (originated and acquired), and nonperforming assets to total loans and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
	(dollars in thousands)
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$22,761	$22,542	$21,013	$20,509	$21,171	$20,509	$19,765
Provision	138	684	1,806	776	3,906	3,404	5,697
Charge-offs	(837)	(937)	(966)	(533)	(4,953)	(3,273)	(6,485)
Recoveries	237	472	689	261	385	1,659	1,532
Ending balance	$22,299	$22,761	$22,542	$21,013	$20,509	$22,299	$20,509

Net charge-offs (recoveries)	$600	$465	$277	$272	$4,568	$1,614	$4,953
Net charge-offs (recoveries) - (originated) (1)	550	224	(238)	196	2,778	732	3,137
Net charge-offs (recoveries) - (acquired) (1)	50	241	515	76	1,790	882	1,816

Net charge-offs to average total loans, before allowance for loan losses *	0.11%	0.08%	0.05%	0.05%	0.85%	0.07%	0.23%
Net charge-offs to average total loans, before allowance for loan losses (originated) * (1)	0.11%	0.04%	-0.05%	0.04%	0.58%	0.04%	0.17%
Net charge-offs to average total loans, before allowance for loan losses (acquired) * (1)	0.11%	0.51%	1.00%	0.14%	3.10%	0.45%	0.70%

Average total loans, before allowance for loan losses	$2,162,975	$2,191,230	$2,196,934	$2,164,330	$2,138,839	$2,178,897	$2,131,512
Average total loans, before allowance for loan losses (originated) (1)	1,988,658	2,001,803	1,990,015	1,946,035	1,907,503	1,981,658	1,873,623
Average total loans, before allowance for loan losses (acquired) (1)	174,317	189,427	206,919	218,295	231,336	197,240	257,889

*       Annualized measure.

(1)

Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs to average loans (originated and acquired), nonperforming loans to total loans (originated and acquired), and nonperforming assets to total loans and foreclosed assets (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
EARNINGS AND PER SHARE INFORMATION
Net income	$16,087	$17,437	$14,605	$18,736	$11,920
Earnings per share - Basic and diluted	0.61	0.97	0.81	1.04	0.66

C Corp equivalent net income (1)	$15,088	$13,122	$11,126	$14,036	$9,194
C Corp equivalent earnings per share - Basic and diluted (1)	0.58	0.73	0.62	0.78	0.51

Ending number shares of common stock outstanding	27,457,306	18,027,512	18,027,512	18,027,512	18,027,512
Weighted average shares of common stock outstanding	26,211,282	18,027,512	18,027,512	18,027,512	18,027,512

PERFORMANCE RATIOS
Return on average assets *	1.97%	2.18%	1.81%	2.32%	1.48%
Return on average stockholders' equity *	19.39%	20.00%	17.25%	21.59%	14.14%

Net interest margin *	4.12%	4.31%	4.36%	4.44%	4.29%
Efficiency ratio	50.72%	53.94%	58.59%	52.07%	58.35%

C Corp equivalent return on average assets * (1)	1.85%	1.64%	1.38%	1.74%	1.14%
C Corp equivalent return on average stockholders' equity * (1)	18.19%	15.05%	13.14%	16.17%	10.91%

NON-GAAP FINANCIAL MEASURES
Adjusted C Corp equivalent net income (2)	$14,417	$14,343	$14,308	$14,359	$10,874
Adjusted C Corp equivalent earnings per share - Basic and diluted (2)	0.55	0.80	0.79	0.80	0.60

Net interest margin (tax equivalent basis) * (2)	4.19%	4.38%	4.44%	4.52%	4.37%
Efficiency ratio (tax equivalent basis) (2)	50.10%	53.21%	57.74%	51.32%	57.42%

Adjusted C Corp equivalent return on average assets * (2)	1.77%	1.79%	1.77%	1.78%	1.35%
Adjusted C Corp equivalent return on average stockholders' equity * (2)	17.38%	16.45%	16.90%	16.54%	12.90%

Return on average tangible common equity * (2)	21.17%	21.76%	18.84%	23.55%	15.49%
C Corp equivalent return on average tangible common equity * (1) (2)	19.86%	16.37%	14.35%	17.64%	11.95%
Adjusted C Corp equivalent return on average tangible common equity * (2)	18.97%	17.90%	18.46%	18.05%	14.13%

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.
(2)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most comparable GAAP financial measures.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted C Corp Equivalent Net Income and Adjusted C Corp Equivalent Return on Average Assets

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share amounts)
Net income	$16,087	$17,437	$14,605	$18,736	$11,920

C Corp equivalent net income (1)	$15,088	$13,122	$11,126	$14,036	$9,194
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (2)	(9)	(3)	(14)	550	98
Charges related to termination of certain employee benefit plans	365	(845)	(3,316)	—	—
Realized gains (losses) on sales of securities	—	—	—	—	(2,803)
Mortgage servicing rights fair value adjustment	582	(860)	(1,120)	(1,002)	355
Total adjustments	938	(1,708)	(4,450)	(452)	(2,350)
C Corp equivalent tax effect of adjustments	(267)	487	1,268	129	670
Less adjustments after C Corp equivalent tax effect	671	(1,221)	(3,182)	(323)	(1,680)
Adjusted C Corp equivalent net income	$14,417	$14,343	$14,308	$14,359	$10,874

Average assets	$3,261,273	$3,202,642	$3,236,353	$3,233,293	$3,217,545

Return on average assets *	1.97%	2.18%	1.81%	2.32%	1.48%
C Corp equivalent return on average assets * (1)	1.85%	1.64%	1.38%	1.74%	1.14%
Adjusted C Corp equivalent return on average assets *	1.77%	1.79%	1.77%	1.78%	1.35%

Weighted average shares of common stock outstanding	26,211,282	18,027,512	18,027,512	18,027,512	18,027,512

Earnings per share - Basic and Diluted	$0.61	$0.97	$0.81	$1.04	$0.66
C Corp equivalent Earnings per share - Basic and Diluted (1)	0.58	0.73	0.62	0.78	0.51
Adjusted C Corp equivalent earnings per share - Basic and diluted	0.55	0.80	0.79	0.80	0.60

*       Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.
(2)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures - Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$32,276	$33,141	$33,931	$34,452	$33,076
Tax-equivalent adjustment (1)	534	559	606	610	641
Net interest income (tax equivalent basis) (1)	$32,810	$33,700	$34,537	$35,062	$33,717

Net interest margin (tax equivalent basis)
Net interest margin *	4.12%	4.31%	4.36%	4.44%	4.29%
Tax-equivalent adjustment * (1)	0.07%	0.07%	0.08%	0.08%	0.08%
Net interest margin (tax equivalent basis) * (1)	4.19%	4.38%	4.44%	4.52%	4.37%

Average interest-earning assets	$3,131,078	$3,075,822	$3,111,395	$3,105,216	$3,086,641

	Year Ended
	December 31, 2019	December 31, 2018
	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$133,800	$129,442
Tax-equivalent adjustment (1)	2,309	2,661
Net interest income (tax equivalent basis) (1)	$136,109	$132,103

Net interest margin (tax equivalent basis)
Net interest margin *	4.31%	4.16%
Tax-equivalent adjustment * (1)	0.07%	0.09%
Net interest margin (tax equivalent basis) * (1)	4.38%	4.25%

Average interest-earning assets	$3,105,863	$3,109,289

*       Annualized measure.

(1)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures - Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$21,950	$22,303	$24,561	$22,212	$23,440
Less: amortization of intangible assets	336	335	376	376	390
Adjusted noninterest expense	$21,614	$21,968	$24,185	$21,836	$23,050

Net interest income	$32,276	$33,141	$33,931	$34,452	$33,076
Total noninterest income	10,336	7,582	7,346	7,487	6,429
Operating revenue	42,612	40,723	41,277	41,939	39,505
Tax-equivalent adjustment (1)	534	559	606	610	641
Operating revenue (tax-equivalent basis) (1)	$43,146	$41,282	$41,883	$42,549	$40,146

Efficiency ratio	50.72%	53.94%	58.59%	52.07%	58.35%
Efficiency ratio (tax equivalent basis) (1)	50.10%	53.21%	57.74%	51.32%	57.42%

(1)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures - Tangible Common Equity to Tangible Assets

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$332,918	$348,936	$339,870	$328,593	$340,396
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,030	4,366	4,701	5,077	5,453
Tangible common equity	$305,268	$320,950	$311,549	$299,896	$311,323

Tangible Assets
Total assets	$3,245,103	$3,166,613	$3,224,160	$3,257,667	$3,249,569
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,030	4,366	4,701	5,077	5,453
Tangible assets	$3,217,453	$3,138,627	$3,195,839	$3,228,970	$3,220,496

Total stockholders' equity to total assets	10.26%	11.02%	10.54%	10.09%	10.48%
Tangible common equity to tangible assets	9.49%	10.23%	9.75%	9.29%	9.67%

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures - Adjusted C Corp Equivalent Return on Average Stockholders' Equity and Adjusted C Corp Equivalent Return on Tangible Common Equity

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Average Tangible Common Equity
Total stockholders' equity	$331,784	$348,750	$338,613	$347,157	$337,114
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,224	4,561	4,919	5,301	5,663
Average tangible common equity	$303,940	$320,569	$310,074	$318,236	$307,831

Net income	$16,087	$17,437	$14,605	$18,736	$11,920
C Corp equivalent net income (1)	15,088	13,122	11,126	14,036	9,194
Adjusted C Corp equivalent net income	14,417	14,343	14,308	14,359	10,874

Return on average stockholders' equity *	19.39%	20.00%	17.25%	21.59%	14.14%
C Corp equivalent return on average stockholders' equity * (1)	18.19%	15.05%	13.14%	16.17%	10.91%
Adjusted C Corp equivalent return on average stockholders' equity (1)	17.38%	16.45%	16.90%	16.54%	12.90%

Return on average tangible common equity *	21.17%	21.76%	18.84%	23.55%	15.49%
C Corp equivalent return on average tangible common equity * (1)	19.86%	16.37%	14.35%	17.64%	11.95%
Adjusted C Corp equivalent return on average tangible common equity *	18.97%	17.90%	18.46%	18.05%	14.13%

*     Annualized measure.

(1)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.